EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We consent to the incorporation by reference in previously filed Registration Statement on Form S-8, File No. 333-158483, which was effective on April 8, 2009 of our report dated March 31, 2011 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Vicor Technologies, Inc. (the “Company”) for the years ended December 31, 2009 and 2010, which was filed with the Securities and Exchange Commission (“SEC”) on March 31, 2011.
/s/ Daszkal Bolton LLP
Boca Raton, Florida
March 31, 2011